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                                                                 EXHIBIT 10.60



                    DMX/MEDIA TOUCH JOINT VENTURE AGREEMENT

     This Agreement is made as of March 17, 1998 between DMX, Inc. ("DMX"), a Delaware corporation, and OMT Technologies, Inc. T/A Media Touch ("OMT"), a Canadian corporation.

                                    RECITALS

     WHEREAS, DMX has developed and markets a multi-format programming music service known as the DMX Digital File Server Studio ("DFS Studio") for delivery of audio content to national and international licensees; and

     WHEREAS, OMT has developed and is developing custom playback software for both national and international applications ("OMT Software"), including but not limited to the software specified in that certain Purchase Agreement between DMX and OMT dated as of March 17, 1998 (the "Purchase Agreement"); and

     WHEREAS, DMX and OMT desire to jointly develop the DFS Studio (incorporating the OMT Software as provided in the Purchase Agreement) to provide Licensees (as defined below) with turn-key multi-format programming solutions utilizing the DFS Studio technologies, as provided in this Agreement;


     NOW THEREFORE, in consideration of the mutual covenants contained herein, DMX and OMT hereby agree as follows:

     1.   Definitions.

          a. "DFS Studio" shall mean the multi-format programming service established by DMX, as more specifically described in the Purchase Agreement.

          b. "OMT Software" shall mean all playback software necessary in connection with the DFS Studio, including all software necessary for the operation of the DFS Studio.

          c. "Licensees" shall mean any third party companies licensing the DFS Studio from DMX in any location throughout the world.

     2.   Term.

     The term of this Agreement (the "Term") shall be for a period of five (5) years from the date first written above. In addition, DMX shall have the right to continue to utilize the OMT Software in connection with the DFS Studio after the Term hereof solely with respect to Licensees who have contracts for services and equipment covered by this Agreement, if such contracts were entered into during the Term hereof.



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3.     Duties of DMX.

       a. DMX will create DFS Studios for Licensees incorporating the OMT Software exclusively during the Term for the purpose of originating audio content in the DFS Studio;

       b.     DMX shall market and sell the DFS Studio to Licensees;

       c. DMX shall provide Licensees with the DFS Studio equipment (i.e., hardware OMT Software and audio content);

       d. DMX shall have sole control and approval over all software licenses granted in connection with the DFS Studio and has the right to sub-license any or all of the OMT Software to Licensees for such purposes. DMX shall have the right in its sole discretion to control such licenses and to grant and reallocate such licenses to any company or location worldwide;

       e. DMX shall be responsible for the installation and servicing of the DFS Studio equipment for Licensees;

       f. DMX shall be responsible for billing and collection from Licensees for all costs related to the DFS Studio.

4.     Duties of OMT

       a. OMT shall provide to DMX the OMT Software in a format necessary for DMX to perform its obligations hereunder, in accordance with the Purchase Agreement;

       b. OMT hereby acknowledges that pursuant to the Purchase Agreement it has granted an exclusive license to DMX to use certain custom portions of the OMT Software, and a non-exclusive license to DMX for the remainder of the OMT Software, in the DFS Studio for all purposes contemplated in this Agreement, including use for Licensees;

       c. OMT shall be responsible to obtain, and pay all sums required for and/or arising in connection with, all licenses, approvals and consents of any kind necessary to use OMT Software for all purposes contemplated hereunder, including without limitation all necessary rights from third party software owners;

       d. OMT shall provide engineering, technical, programming and software expertise and training on how to use the OMT Software as provided in the Purchase Agreement and otherwise as mutually agreed upon by DMX and OMT;

       e.     During the Term, OMT shall not develop and/or sell



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     to any person or entity in any manner other than through DMX (i) the custom portions of the OMT Software or (ii) any multi-format programming software. OMT shall not provide services to, or utilize, any company other than DMX for the multi-format programming initiatives worldwide during the Term. Notwithstanding anything contained herein, OMT shall retain the right to continue to provide maintenance support for its clients pursuant to agreements existing as of the date of this Agreement, and to provide software development and marketing services only to low powered commercial radio and O.E.M. ("Original Equipment Manufacturer") audio applications which do not in any manner directly compete with DMX. For purposes of example only, OMT shall not provide the aforementioned software and/or services to medium and high powered satellite distribution initiatives and/or newly emerging broadband technologies.

     5.  Mutual Duties of DMX and OMT.

     DMX and OMT shall have the following mutual obligations with respect to the DFS Studio:

          a. DMX and OMT shall use their best efforts to jointly develop software solutions to support the Licensee's systems as it pertains to the DFS Studio;

          b. OMT shall assist and support DMX in marketing the DFS Studio to Licensees upon DMX's request.

     6.   Fees.

     DMX shall pay to OMT the license fees set forth in Schedule "A" attached hereto.

     7.   Breach, Cure and Termination.

     In the event of a material breach of the Agreement, the non-breaching party shall provide the breaching party with written notice of the breach, and if such breach is not cured with thirty (30) days of receipt of such written notice, the non-breaching party shall have the right to terminate this Agreement with no further obligation to the breaching party except as expressly set forth herein. The obligations that shall survive termination under this Paragraph 7, unless waived by the non-breaching party, are as follows: all product and service warranties, if any; the obligation to fill orders placed prior to termination; the obligation to service Licensees which purchased the DFS Studio prior to termination of this Agreement; the indemnity provisions of Paragraph 8; the confidentiality provisions of Paragraph 9; and, any other obligations owed to Licensees under the terms of agreements with such Licensees signed during the Term hereof. In addition to any other material breach of this Agreement, it shall

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be deemed a material breach of this Agreement if OMT breaches the terms of the
Purchase Agreement or otherwise fails to provide playback software competitive of DMX's stated business objectives.

     8.   Indemnification.

     DMX hereby agrees to indemnify and hold OMT and its agents, employees, representatives, successors and assigns harmless from and against any and all claims, suits, actions, liabilities, judgments, losses and costs (including reasonable attorneys' fees) related to wrongful actions by DMX or its agents, employees or representatives, arising out of or in connection with DMX's obligations and/or representations hereunder and which are not caused by the willful or negligent actions of OMT or its agents, employees or representatives.

     OMT hereby agrees to indemnify and hold DMX and its agents, employees, representatives, successors and assigns harmless from and against any and all claims, suits, actions, liabilities, judgments, losses and costs (including reasonable attorneys' fees) related to wrongful actions by OMT or its agents, employees or representatives, arising out of or in connection with OMT's obligations and/or representations hereunder and which are not caused by the willful or negligent actions of DMX or its agents, employees or representatives.

     9.   Confidentiality.

     Without the prior consent of the other, neither OMT nor DMX shall disclose to any third party (other than its respective employees, in their capacity as such, who have a need to know in the performance of their ordinary employee functions, or Licensees which need to know as part of the use of the DFS Studio, provided in either case, such employees and parties agree to be bound by the provisions of this paragraph) including, without limitation, any municipality or other governmental entity, any information with respect to the terms and provisions of this Agreement, or any information obtained from the other in connection with this Agreement or the performance hereof, except: (i) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (ii) as part of its normal reporting or review procedure to its auditors or its attorneys; (iii) in order to enforce its rights pursuant to this Agreement; or (iv) as to any information which is in the public domain or which is properly obtained from a third party.

     10.  Miscellaneous Provisions.

          a.   Representations and Warranties.

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     DMT and OMT each hereby represent and warrant that it has the authority and is free to enter into this Agreement and that neither the execution of this Agreement nor the performance of its obligations hereunder will interfere with or cause the breach of any agreement between it and a third party. OMT represents and warrants that it has secured all rights in the OMT Software as are necessary for the parties to perform all obligations hereunder.

     b.   Governing Law.

     This Agreement shall be construed and enforced in accordance with the laws of the State of California, and all such actions or proceedings shall be submitted to the exclusive jurisdiction of the courts in Los Angeles, California.

     c.   Integration and Modification.

     This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, whether written or oral, related to the matters set forth herein. This Agreement is not intended, and shall not be deemed, to supercede this Purchase Agreement. This Agreement may be modified only in a writing signed by the party to be charged.

     d.   Severability.

     If any provision of this Agreement should become or be deemed illegal, unenforceable or void, then the remainder of this Agreement shall remain valid and enforceable according to its terms.

     e.   Waiver.

     The failure of either party to insist upon the performance of any of the provisions of this Agreement shall not be considered a waiver or relinquishment of future compliance therewith, nor shall a waiver by either party of any breach at one time of any provision operate as a waiver of any other provision or as a continuing waiver of such provision.

     f.   Binding Effect; Assignment.

     This Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective heirs, successors and assigns; provided, however, that neither party may or shall assign this Agreement, without the express written authorization of the other, except to an entity that is related to the assigning party by virtue of at least fifty


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percent (50%) common ownership, or to an entity purchasing all or substantially all of the assets of the assigning party.

          g.   Headings.

          Headings used in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof.

          h.   No Agency.

          The relationship between the parties shall be that of independent contractors, and nothing contained in this Agreement shall create the relationship of principal and agent or otherwise permit either party to incur any debts or liabilities or obligations on behalf of the other party (except as specifically provided herein).

          i.   Fully Negotiated.

          This Agreement shall be construed as having been fully and completely negotiated, and neither the Agreement nor any provision thereof shall be construed more strictly against either party.

          j.   Notices.

          Any notice or report given or required to be given under this Agreement shall be in writing, shall be sent postage prepaid by registered or certified mail, return receipt requested or by hand or messenger delivery, or by Federal Express or similar overnight delivery service, or by facsimile transmission, to the other party, at the following address (unless either party at any time or times designates another address for itself by notifying the other party thereof by certified mail, in which case all notices to such party thereafter shall be given at the following or at such address as either party may supply to the other in writing):

          To OMT:   OMT Technologies Inc. T/A Media Touch
                    658 King Edward Street
                    Winnipeg, Manitoba R3H 0P2
                    Facsimile transmission: _____________________
                    Attention: President

          To DMX:   DMX Inc.
                    11400 West Olympic Boulevard, Suite 1100
                    Los Angeles, California 90064-1507
                    Facsimile transmission: (310) 444-1717
                    Attn: President



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                                 With copy to:

                                       Peter Laird, Esq.
                                       Edelstein, Laird & Sobel, LLP
                                       9255 Sunset Boulevard, Suite 800
                                       Los Angeles, California 90069
                                       Facsimile transmission: (310) 271-2664

     Any notice or report given by personal delivery shall be deemed given on delivery. Any notice or report given by mail shall be deemed given on the earlier to occur of actual receipt thereof or on the third day following mailing thereof. Any notice or report given by Federal Express or similar overnight delivery service shall be deemed given on the next business day following delivery of the notice or report to such service with instructions for overnight delivery. Any notice or report given by facsimile transmission shall be deemed given on the date of confirmed transmission.

     WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.

                                 OMT TECHNOLOGIES INC. T/A MEDIA TOUCH

                                 By: /s/ SCOTT FARR
                                     -----------------------------------
                                     Scott Farr, Vice President
                                     -----------------------------------
                                            (print name and title)


                                 DMX INC.

                                 By: /s/ LON TROXEL
                                     -----------------------------------
                                     Lon Troxel, President
                                     -----------------------------------
                                            (print name and title)


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                                   EXHIBIT A

                             JOINT VENTURE AGREMENT


                        1st 120 licenses         [*]
                        121-170                  [*]
                        171-220                  [*]
                        221-270                  [*]
                        271-320                  [*]
                        321-370                  [*]
                        371-420                  [*]
                        421-470                  [*]
                        471-520                  [*]


   License fees will not be discounted under [*] and are a one-time fee.


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*   Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.